UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AIXTRON AKTIENGESELLSCHAFT

(Exact Name of Registrant as Specified in its Charter)

Federal Republic of Germany	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kackertstrasse D-52072 Aachen Federal Republic of Germany	N/A
(Address of Principal Executive Offices)	(Zip Code)

011-49-241-8909-0

(Registrant’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file numbers to which this form relates: 333-122624 and 333-122623.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, No Par Value

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ordinary shares of Aixtron Aktiengesellschaft (“Aixtron”) to be registered hereunder is incorporated by reference to the section entitled “Description of the Aixtron Ordinary Shares” in the Registration Statement on Form F-4 (File No. 333-122624), filed by Aixtron with the Securities and Exchange Commission on February 8, 2005 (the “Form F-4”).

Item 2. Exhibits

1. Articles of Association of Aixtron (Satzung) (English translation) (incorporated herein by reference to Exhibit 3.1 to the Form F-4).

2. Form of Deposit Agreement (incorporated herein by reference to Exhibit 4.1 to the Form F-4).

3. Form of American Depositary Receipt evidencing the Aixtron American Depositary Shares (incorporated herein by reference to Exhibit 4.1 to the Form F-4).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 10, 2005

AIXTRON AKTIENGESELLSCHAFT

By:	/s/ Paul K. Hyland
Name:	Paul K. Hyland
Title:	Chief Executive Officer

By:	/s/ Christopher C. Dodson
Name:	Christopher C. Dodson
Title:	Chief Financial Officer